UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    August 13, 2010

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-12781	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)
(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

 Culp, Inc. (the “Company”) has entered into a Sixteenth Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Wells Fargo Bank, N.A. (“Wells Fargo”), as Agent and as Bank, dated August 13, 2010, amending the Company’s current credit agreement with Wells Fargo (the “Credit Agreement”). The Amendment extends the term of the Credit Agreement through August 15, 2012.  The Amendment provides for a line of credit of up to $6.5 million and provides a pricing matrix for determining the interest rate payable on loans made under the line of credit. The Amendment also changes the capital expenditure covenant, increasing permitted annual capital expenditures to $10 million during any fiscal year. The Amendment is attached hereto as Exhibit 10.1, and the description of its terms contained herein is qualified in its entirety by reference to the full text of the Amendment as set forth in Exhibit 10.1.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 – Sixteenth Amendment to Amended and Restated Credit Agreement dated as of August 13, 2010 among Culp, Inc. and Wells Fargo Bank, N.A., as Agent and as Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 19, 2010

Culp, Inc.

		By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Sixteenth Amendment to Amended and Restated Credit Agreement dated as of August 13, 2010 among Culp, Inc. and Wells Fargo Bank, N.A., as Agent and as Bank